SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): June 24, 1996


                             INFODATA SYSTEMS INC.
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            (Exact name of Registrant as specified in its charter)


          Virginia                         0-10416                16-0954695
 ---------------------------            ------------           ---------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)            Identification
                                                                Number)

    12150 Monument Drive
    Suite 400
    Fairfax, Virginia                                               22033
 ---------------------------------------                       ---------------
(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code:       (703) 934-5202
                                                    --------------------------

                                Not Applicable
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

     On June 24, 1996, Infodata Systems, Inc. (the "Company") and the University of Rochester (the "University"), holder of 100,000 shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), reached an agreement (the "Agreement") under which the University agreed to convert its shares of Preferred Stock into shares of the Company's common stock, par value $0.03 per share (the "Common Stock"). Pursuant to terms of the Agreement, on June 26, 1996, the Company declared a regular quarterly cash dividend of $0.22 per share of Preferred Stock payable on July 10, 1996, to holders of record on June 28, 1996. The University agreed that after the record date, it would convert its shares of Preferred Stock into 129,629.87037 shares of Common Stock and accept 20,416.70458 additional shares of Common Stock in satisfaction of the accumulated but unpaid dividends on the Preferred Stock held by the University. As a result of these transactions, the University will receive a total of 150,046 shares of Common Stock, with the Company paying cash in lieu of the fractional share.

     Further, under the terms of the Agreement, the Company agreed to prepare a Form S-3 Registration Statement for the 150,046 shares of Common Stock to be received by the University, and to file such Form S-3 Registration Statement with the Securities and Exchange Commission and selected state agencies. The University agreed to pay up to $75,000 of the expenses incurred in connection with the preparation of the Form S-3 Registration Statement, and will also provide to the Company the conventional representations and indemnities customarily provided by selling shareholders in a registered public offering.


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


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 INFODATA SYSTEMS INC.
                                                 (Registrant)



Dated: July 2, 1996                              By:/s/ HARRY KAPLOWITZ
                                                 ----------------------
                                                    Harry Kaplowitz
                                                    President


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